Exhibit 6(b)

NUVEEN CLOSED-END FUNDS

RENEWAL OF INVESTMENT MANAGEMENT AGREEMENTS

This Agreement made this 28th day of July 2015 by and between the funds listed on Schedule A (the “Nuveen Closed-End Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”);

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund; and

WHEREAS, each Agreement terminates August 1, 2015 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 11-13, 2015, called for the purpose of reviewing each Agreement, have approved each Agreement and its continuance until August 1, 2016 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2016 and ratify and confirm the Agreements in all respects.

On behalf of The Nuveen Closed-End Funds Listed on Schedule A

By:	/s/ Kevin McCarthy
Vice President

ATTEST:

/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

By:	/s/ G. R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

Schedule A

TICKER SYMBOLS
Diversified Real Asset Income Fund	DRA
Nuveen All Cap Energy MLP Opportunities Fund	JMLP
Nuveen AMT-Free Municipal Income Fund	NEA
Nuveen AMT-Free Municipal Value Fund	NUW
Nuveen Arizona Premium Income Municipal Fund	NAZ
Nuveen Build America Bond Fund	NBB
Nuveen Build America Bond Opportunity Fund	NBD
Nuveen California AMT-Free Municipal Income Fund	NKX
Nuveen California Dividend Advantage Municipal Fund 2	NVX
Nuveen California Dividend Advantage Municipal Fund 3	NZH
Nuveen California Dividend Advantage Municipal Fund	NAC
Nuveen California Municipal Value Fund 2	NCB
Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen Connecticut Premium Income Municipal Fund	NTC
Nuveen Core Equity Alpha Fund	JCE
Nuveen Credit Strategies Income Fund	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Dividend Advantage Municipal Fund	NAD
Nuveen Dividend Advantage Municipal Fund 2	NXZ
Nuveen Dividend Advantage Municipal Fund 3	NZF
Nuveen Dividend Advantage Municipal Income Fund	NVG
Nuveen Dow 30SM Dynamic Overwrite Fund	DIAX
Nuveen Energy MLP Total Return Fund	JMF
Nuveen Enhanced Municipal Value Fund	NEV
Nuveen Flexible Investment Income Fund	JPW
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO
Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG
Nuveen Global Equity Income Fund	JGV
Nuveen Global High Income Fund	JGH
Nuveen Intermediate Duration Municipal Term Fund	NID
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ
Nuveen Investment Quality Municipal Fund, Inc.	NQM
Nuveen Maryland Premium Income Municipal Fund	NMY
Nuveen Massachusetts Premium Income Municipal Fund	NMT
Nuveen Michigan Quality Income Municipal Fund	NUM
Nuveen Missouri Premium Income Municipal Fund	NOM
Nuveen Minnesota Municipal Income Fund	NMS
Nuveen Mortgage Opportunity Term Fund 2	JMT
Nuveen Mortgage Opportunity Term Fund	JLS
Nuveen Multi-Market Income Fund	JMM
Nuveen Municipal Advantage Fund, Inc.	NMA
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Market Opportunity Fund, Inc.	NMO
Nuveen Municipal Opportunity Fund, Inc.	NIO
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQX
Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New York AMT-Free Municipal Income Fund	NRK

Nuveen New York Dividend Advantage Municipal Fund	NAN
Nuveen New York Municipal Value Fund 2	NYV
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen North Carolina Premium Income Municipal Fund	NNC
Nuveen Ohio Quality Income Municipal Fund	NUO
Nuveen Pennsylvania Investment Quality Municipal Fund	NQP
Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Performance Plus Municipal Fund, Inc.	NPP
Nuveen Preferred and Income Term Fund	JPI
Nuveen Preferred Income Opportunities Fund	JPC
Nuveen Premier Municipal Income Fund, Inc.	NPF
Nuveen Premium Income Municipal Fund 2, Inc.	NPM
Nuveen Premium Income Municipal Fund 4, Inc.	NPT
Nuveen Premium Income Municipal Fund, Inc.	NPI
Nuveen Quality Income Municipal Fund, Inc.	NQU
Nuveen Quality Municipal Fund, Inc.	NQI
Nuveen Quality Preferred Income Fund 2	JPS
Nuveen Quality Preferred Income Fund 3	JHP
Nuveen Quality Preferred Income Fund	JTP
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Real Estate Income Fund	JRS
Nuveen S&P 500 Buy-Write Income Fund	BXMX
Nuveen S&P 500 Dynamic Overwrite Fund	SPXX
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Quality Municipal Fund, Inc.	NQS
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen Select Tax-Free Income Portfolio 3	NXR
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Senior Income Fund	NSL
Nuveen Short Duration Credit Opportunities Fund	JSD
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Texas Quality Income Municipal Fund	NTX
Nuveen Virginia Premium Income Municipal Fund	NPV